                                                                     EXHIBIT 4.4

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                               LogicVision, Inc.
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                             Right to Purchase            shares
                                                              of Common Stock of
No. X-                                                         LogicVision, Inc.

       This Warrant is issued to                                   ("Holder") by
LogicVision, Inc., a California corporation (the "Company'), in connection with
Section     of that certain Securities Purchase Agreement (the "Securities
Purchase Agreement") dated as of December    , 1998.

       1.  Purchase of Shares. Subject to the terms and conditions hereinafter
           ------------------
set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder
in writing), to purchase from the Company up to      shares (the "Shares"of
Common Stock of the Company, no par value (the "Common Stock'), at an exercise price of $0.50 per share (the "Exercise Price"). The Shares and the Exercise Price shall be subject to adjustment as set forth in Section 8 hereof.

       2.  Exercise Period.
           ---------------
           (a) Subject to the terms and conditions hereinafter set forth, this Warrant shall be exercisable for a period (the "Exercise Period') of ten (10) years from the date specified in Section 2(b) hereof, provided, however, that in the event of the closing of (a) the issuance and sale of shares of the Common Stock in the Company's first underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) a sale of all or substantially all the assets of the Company, or
(c) a merger or reorganization of the Company into or consolidation with any other entity (excluding a reorganization or merger, the sole purpose of which is to change the jurisdiction of incorporation of the Company), this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify. Holder in writing at least fifteen (15) days prior to the consummation of such event or transaction. However, if the Holder has sent a Notice of Exercise on or before the expiration of the Exercise Period and the Holder is prevented from exercising the Warrant on or before the end of the Exercise Period due to any applicable waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act Restrictions"), the Holder may complete the process of exercising the Warrant, for a period of ten (10) days following termination of the HSR Act Restrictions.

           (b) If the Company does not recognize gross revenues of at least $14,000,000 during Fiscal Year 1999 (January 1, 1999 -- December 31, 1999), this Warrant will become exercisable on the terms contained in Section 2(a) hereof beginning on December 31, 1999. If, however, the Company does recognize gross revenues of at least $14,000,000 in Fiscal Year 1999, this Warrant will terminate and be of no further effect, effective December 31, 1999. For purposes of this Section 2(b), gross revenues will be determined from the Company's audited financial statements for the year ending December 31, 1999. If the Warrant has already been exercised into shares of Common Stock, and the Company does recognize such revenues, the Company shall cancel such shares in their entirety and the Holder agrees that such cancellation is permitted.

       3.  Method of Exercise.  While this Warrant remains outstanding and
           ------------------
exercisable in accordance with Section 2 above, Holder may exercise, in whole or in part and on one or more occasions at the election of the Holder, the purchase rights evidenced hereby. Such exercise shall be effected by:

           (a) the surrender of the Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices; and

           (b) except as set forth in Section 4 below, the payment to the Company by cash, check, shares of the Company's capital stock, cancellation of indebtedness, wire transfer or a combination thereof, of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

       4.  Net Exercise. In lieu of the consideration set forth in Section 3(b)
           ------------
above for the exercise of this Warrant, Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

                                X = Y (A - B)
                                    ---------
                                         A

Where

         X    =  The number of shares of Common Stock to be issued to Holder.
         Y    =  The number of shares of Common Stock as to which this Warrant is to be exercised (as adjusted to the date of such
                 calculation).
         A    =  The fair market value of one share of the Company's Common
                 Stock (as determined below).
         B    =  The Exercise Price (as adjusted to the date of such
                 calculations).

                                       2.

          For purposes of this Section 4, the fair market value of one share of the Common Stock as of a specified date shall mean:

               (a) if this Warrant is exercised contemporaneously with the closing of the Company's IPO, the fair market value of the Common Stock shall mean the price to the public specified in the Company's final prospectus for such IPO; and

               (b) if this Warrant is exercised other than in connection with the Company's IPO, the fair market value of the Common Stock shall mean (x) if the Common Stock is listed or traded on a securities exchange or over the counter market, the arithmetic average of the closing price of the Common Stock on the principal securities exchange on which such securities are listed or quoted (or the arithmetic average of the closing bid and ask prices, if traded over the counter), over a period of five consecutive Business Days ending on the day on which the current fair market value is to be determined (or if such day is not a business day, the business day next preceding such day), or (y) if the Common Stock is not so listed, the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director of the Company) for such Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, provided that if prior to such date the Company has become subject to a merger, acquisition or consolidation pursuant to which the Company is not or will not be the surviving party, the current fair market value of one share of Common Stock shall be deemed to be the value received or to be received by the holders of the shares of such Common Stock for each share of Common Stock pursuant to such merger, acquisition or consolidation.

          5.   Same Day Exercise and Sale. In lieu of exercising the Warrant as
               --------------------------
set forth in Sections 3 and 4 hereof, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder may irrevocably elect to exercise all or any portion of this Warrant and to sell a portion of the Shares so purchased to pay the Exercise Price and the Holder (or, if applicable, the NASD Dealer) would commit upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Exercise Price directly to the Company.

          6.   Certificates for Shares. Upon the exercise of the purchase rights
               -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within fifteen (15) days of the delivery of the Exercise Notice. Upon any partial exercise of this Warrant, the Company will forthwith issue and deliver to Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Common Stock for which this Warrant may still be exercised.

          7.   Issuance of Shares. The Company covenants that (a) the Shares,
               ------------------
when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and non-assessable and free from all taxes, hens, and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by Holder) and (b) during the Exercise Period, the Company will reserve from its authorized and unissued Common Stock a

                                       3.

sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

      8.  Adjustment of Exercise Price and Number of Shares. The number of and
          -------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances. If the Company
               ----------------------------------------------
shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)  Reclassification, Reorganization, Merger or Sale.  In case of any
               ------------------------------------------------
reclassification, capital reorganization, change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above) or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation effected in such a way that holders of stock shall be entitled to receive stock, securities or assets with respect to or in exchange for stock, then, as a condition of such reclassification, reorganization, change, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, merger or sale, by a holder of the same number of shares of capital stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, merger or sale. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)  Certificate of Adjustment.  When any adjustment is required to be
               -------------------------
made in the number or kind of shares purchasable upon exercise of the Warrant or in the Exercise Price, an officer of the Company shall promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

                                       4.

            9.  Compliance with Securities Laws. Holder hereby represents and
                -------------------------------
warrants that:

                (a)  Purchase Entirely for Own Account. This Warrant and the
                     ---------------------------------
Common Stock issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities. Holder represents that it has full power and authority to enter into this Warrant.

               (b)  Investment Experience. Holder acknowledges that it is able
                    ---------------------
to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

               (c)  Accredited Investor. Holder is an "accredited investor"
                    -------------------
within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect .

               (d)  Restricted Securities.  Holder understands that the
                    ---------------------
Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               (e)  Further Limitations on Disposition. Without in any way
                    ----------------------------------
limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

          10.  No Fractional Shares or Scrip. No fractional shares or scrip
               -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value of the Company's Common Stock as determined in accordance with Section 4 above.

          11.  No Shareholder Rights. Prior to exercise of this Warrant, Holder
               ---------------------
shall not be entitled to any rights of a shareholder with respect to the Shares, including (without

                                       5.

limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive. rights or be notified of shareholder meetings, and Holder, as such, shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as set forth in Section 2 above.

          12. Replacement of Warrant. On receipt of evidence reasonably
              ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          13. Notices. All notices or other communications hereunder shall be in
              -------
writing and shall be deemed given when (i) personally delivered, (ii) three days after being sent by prepaid certified or registered U.S. mail, or one day after being sent, if sent by nationally recognized overnight courier, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice, or (iii) upon receipt of electronic confirmation, if by facsimile. All notices shall be sent to the addresses and facsimile numbers set forth below or such other address as may be given from time to time under the terms of this notice provision:

              If to the Company:

              LOGICVISION, INC
              101 Metro Drive, 3rd Floor
              San Jose, California 95110
              (f) (408) 467-1180
              (t) (408) 453-0146
              Attention:  President

              If to Holder:

              At the address and facsimile number
              indicated on the signature page hereof.

          14. Successors and Assigns. The terms and provisions of this Warrant
              ----------------------
and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns. Subject to applicable securities laws, this Warrant may be transferred in whole or in part by Holder.

          15. Amendments and Waivers. Any term of this Warrant may be amended
              ----------------------
and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), may be waived in accordance with the terms and procedures set forth in Article 20 of the Securities Purchase Agreement. Any waiver or amendment effected in accordance with this Section shall be binding upon Holder and the Company.

                                       6.

          16. Governing Law. This Warrant shall be governed by the laws of the
              -------------
State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

          17. Market Stand-off Provision. Holder and its successors and assigns
              --------------------------
hereby agree that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of any registered underwritten public offering of Company securities, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company, and all holders of at least five percent of the Company's outstanding securities enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Company's securities held by such holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          18. Reservation of Common Stock. The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    [remainder of page intentionally blank]

                                       7.

     IN WITNESS WHEREOF, this Warrant is executed as of the   day of
  , 199 .

                                    LogicVision, Inc.,
                                    a California corporation

                                    By:___________________________________
                                       Name:
                                       Title:

                                    HOLDER:

                                    _____________________________________
                                             (Print Name of Holder)

                                    _____________________________________
                                                   (Signature)

                                    Name:________________________________

                                    Title:_______________________________

                            Address:
                                    _____________________________________
                                    _____________________________________


                            Facsimile Number: ___________________________

                                       8.